                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              GREAT WESTERN FINANCIAL TRUST I
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             (Exact name of registrant as specified in its charter)

Delaware                                                95-6996765
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(State of incorporation or organization)                 (I.R.S. Employer
                                                        Identification No.)

               9200 Oakdale Avenue, Chatsworth, California 91311
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              (Address of principal executive offices)  (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered
     -------------------                          ------------------------------

     8 1/4% Trust Originated Preferred Securities New York Stock Exchange, Inc. (and the Guarantee with respect thereto)



          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]


          Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     The information included under the headings "Description of the Offered Preferred Securities," "Description of the Subordinated Notes," "Effect of Obligations Under the Subordinated Notes and the Guarantee," "Description of Depositary Shares" and "Description of Cumulative Preferred Stock" in the Prospectus Supplement dated December 6, 1995 filed under Rule 424 in connection with the Registration Statement on Form S-3 of Great Western Financial Corporation and Great Western Financial Trust I (Registration No. 33-63057) (the "Registration Statement") and under the headings "Description of Debt Securities," "Description of Preferred Stock," "Description of Depositary Shares," "Description of Preferred Securities" and "Description of Guarantee" in the Prospectus dated December 6, 1995 filed under Rule 424 in connection with the Registration Statement is incorporated herein by reference.

Item 2.  Exhibits.
         --------

     1. Amended and Restated Declaration of Trust, dated December 6, 1995, of Registrant (included as an exhibit to the Current Report on Form 8-K, dated December 14, 1995, of Great Western Financial Corporation (the "Current Report") and incorporated herein by reference).

     2. Indenture, dated as of September 12, 1990, between Great Western Financial Corporation ("GWFC") and Harris Trust and Savings Bank, as Trustee (included as an exhibit to Registration Statement No. 33-34322 and incorporated herein by reference).

     3. First Supplemental Indenture, dated as of April 30, 1993, between GWFC and Harris Trust and Savings Bank, as Trustee (included as an exhibit to Registration Statement No. 33-60206 and incorporated herein by reference).

     4. Second Supplemental Indenture, dated December 6, 1995, between GWFC and Harris Trust and Savings Bank, as Trustee (included as an exhibit to the Current Report and incorporated herein by reference).

     5. Guarantee Agreement, dated December 6, 1995, by GWFC of the Preferred Securities (included as an exhibit to the Current Report and incorporated herein by reference).

     6. Form of Preferred Security (attached as Annex 1 to Exhibit A to the Amended and Restated Declaration of Trust included in Exhibit 1).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the Registrant, thereunto duly authorized.

Date: December 21, 1995.
                                       GREAT WESTERN FINANCIAL TRUST I



                                       By:  /s/ J. Lance Erikson
                                            -----------------------------------
                                                Trustee






                                       GREAT WESTERN FINANCIAL CORPORATION
                                         Sponsor of the Registrant and
                                         Guarantor under the Guarantee



                                       By:  /s/ J. Lance Erikson
                                            ------------------------------------
                                                Executive Vice President

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